EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-198316 of our report dated August 22, 2014 relating to the consolidated financial statements of ASP HHI Holdings, Inc. and subsidiaries, and the related financial statement schedules listed in the Index at Item 16, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Detroit, MI

December 1, 2014